Exhibit 5.1

11 South Meridian Street
Indianapolis, IN 46204-3535 U.S.A.
(317) 236-1313
Fax (317) 231-7433

www.btlaw.com

February 22, 2019

Elanco Animal Health Incorporated
2500 Innovation Way
Greenfield, Indiana  46140

Ladies and Gentlemen:

We have acted as special Indiana counsel to Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), and), in connection with the registration statement of Elanco on Form S-4 (No. 333-229577) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission on February 8, 2019 under the Securities Act of 1933, as amended (the “Act”) relating to the offer by Eli Lilly and Company, an Indiana corporation (“Lilly”) of up to 293,290,000 issued and outstanding shares of common stock, no par value, of Elanco (the “Shares”), in exchange for outstanding shares of Lilly common stock, no par value.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of Elanco. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

In rendering this opinion, we have made such examination of the corporate records and proceedings of Elanco and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.  Based upon such examination, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of Elanco and are validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the Indiana Business Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Barnes & Thornburg LLP

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